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                                                                    Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1992 Stock Option Plan of Protein Polymer Technologies, Inc. of our report dated January 30, 1998, except for Note 9, as to which the date is April 13, 1998, with respect to the financial statements of Protein Polymer Technologies, Inc. included in its Annual Report (Form 10-KSB) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.



                                                 /s/ ERNST & YOUNG LLP


San Diego, California
July 20, 1998